SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant:        Yes.

Filed by a Party other than the Registrant:  No.

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                             THE MORGAN GROUP, INC.
                (Name Of Registrant As Specified In Its Charter)

                             THE MORGAN GROUP, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11
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                  applies:             N/A
         (2)      Aggregate number of securities to which transaction
                  applies:             N/A
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and
                  state how it was determined):     N/A
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[ ]      Fee paid previously with preliminary materials
[ ]      Check box if any part of the fee is offset as provided by
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         the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or
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


                             THE MORGAN GROUP LOGO
                            401 Theodore Fremd Avenue
                               Rye, New York 10580
                                 (914) 921-1877

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    ----------------------------------------

                           To Be Held On June 14, 2000

     Notice is hereby given that the Annual Meeting of Stockholders of The Morgan Group, Inc. (the "Company") will be held at Varsity Clubs of America, 3800 Main Street, Mishawaka, Indiana 46545 on Wednesday, June 14, 2000, at 2:00 P.M., Central Time.

     The Annual Meeting will be held for the following purposes:

     1. Election of Directors. To elect one director of the Company by holders of shares of Class A Common Stock, voting separately as a class, and to elect all remaining directors by holders of Class A Common Stock and Class B Common Stock, voting together as a single class.

     2. Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 24, 2000, are entitled to vote at the meeting or any adjournment thereof.

     We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

     A copy of our Annual Report for the fiscal year ended December 31, 1999, is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.

                                          By Order of the Board of Directors


                                          /s/ Charles C. Baum
                                          Charles C. Baum, Chairman of the Board

Elkhart, Indiana
April 28, 2000

     It is important that the proxies be returned promptly. Therefore, whether or not you plan to be present in person at the Annual Meeting, please sign, date and complete the enclosed proxy and return it in the enclosed envelope which requires no postage if mailed in the United States.

                             THE MORGAN GROUP LOGO
                            401 Theodore Fremd Avenue
                               Rye, New York 10580
                                 (914) 921-1877

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                                       FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                                  June 14, 2000

     This Proxy Statement is being furnished to the holders of Class A Common Stock, $0.015 par value per share (the "Class A Common Stock"), and Class B
Common Stock, $0.015 par value per share (the "Class B Common Stock" and together with the Class A Common Stock, the "Common Stock"), of The Morgan Group, Inc. (the "Company"), a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders to be held at 2:00 P.M., Central Time, on June 14, 2000 at Varsity Clubs of America, 3800 Main Street, Mishawaka, Indiana 46545, and at any adjournment of such meeting. This Proxy Statement is expected to be mailed to stockholders on or about April 28, 2000.

     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

     Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Company written notice thereof (Attention: Dennis R. Duerksen, 2746 Old U.S. 20 West, P.O. Box 1168, Elkhart, Indiana 46514-1168), (ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only stockholders of record at the close of business on April 24, 2000 ("Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 1,248,157 shares of the Class A Common Stock issued and outstanding and 1,200,000 shares of the Class B Common Stock issued and outstanding. Each share of Class A Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to two votes on all matters properly presented at the Annual Meeting; provided, that holders of Class A Common Stock may vote together as a single class upon the election of one (1) director.

     Prior to September 1, 1999, Lynch Corporation, a Delaware corporation ("Lynch"), owned all 1,200,000 shares of the Class B Common Stock and 155,900 shares of Class A Common Stock. On September 1, 1999, Lynch formed a wholly owned subsidiary, Lynch Interactive Corporation, a Delaware corporation ("Interactive"). Immediately prior to the spinoff, Lynch transferred all of its shares of the Company's Common Stock to Brighton Communications Corporation, a Delaware corporation ("Brighton"). Brighton is a wholly-owned subsidiary of Interactive. As a result of these transactions Brighton now owns all 1,200,000 shares of Class B Common Stock and 155,900 shares of Class A Common Stock. These shares represent 70.1 % of the aggregate voting control of the Company.

     The following table sets forth certain information regarding the beneficial ownership of the Class A Common Stock and Class B Common Stock as of March 1, 2000, by each person who is known by the Company to own beneficially 5% or more of the Class A Common Stock or the Class B Common Stock. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares reported.

                                  Number of Shares                             Number of Shares
     Name and Address of       of Class A Common Stock     Percent of       of Class B Common Stock      Percent of
      Beneficial Owner          Beneficially Owned(1)       Class (1)         Beneficially Owned           Class
----------------------------------------------------------------------------------------------------------------------
Charles C. Baum (2)                  188,278 (3)              14.8%                   --                    --
2545 Wilkens Avenue
Baltimore, Maryland  21223

Brighton Communications Corporation  155,900 (4)              12.5%  (4)        1,200,000 (4)              100%  (4)
401 Theodore Fremd Avenue
Rye, New York 10580-1430

United Holdings Co., Inc. (2)        118,518                   9.5%                    --                   --
2545 Wilkens Avenue
Baltimore, Maryland  21223

John L. Keeley, Jr.                   95,550 (5)               7.7%  (5)               --                   --
401 South LaSalle Street
Suite 1201
Chicago, Illinois  60605
-----------------

(1) Based upon 1,248,157 shares of Class A Common Stock outstanding as of March 1, 2000.

(2) Mr. Baum is a director, executive officer and minority shareholder of United Holdings Co., Inc. ("United Holdings").

(3) Includes 8,000 shares held of record by Mr. Baum's children, 3,631 shares held in the Company's 401(k) Plan, 3,500 shares held of record by the Baum Foundation, and unexercised options to acquire 25,000 shares. An additional 118,518 shares of Class A Common Stock (not included in Mr. Baum's holdings) are held by United Holdings Co., Inc. of which Mr. Baum is a director, executive officer and minority shareholder.

(4) Brighton owns 1,200,000 shares of Class B Common Stock. Class B Common Stock is automatically converted into Class A Common Stock upon transfer, with certain limited exceptions, on a share-for-share basis. The Class B Common Stock is convertible at all times, at the option of the stockholder and without cost to the stockholder, into Class A Common Stock on a share-for-share basis. Upon conversion, such shares would represent 49% of the then outstanding shares of Class A Common Stock. The outstanding Class A Common Stock and Class B Common Stock held by Brighton represents 70.1% of the aggregate voting power of both classes of Common Stock of the Company. Brighton is a wholly owned subsidiary of Interactive. Brighton has pledged all 1,200,000 shares of Class B Common Stock to a bank ("Bank") as security for borrowings. In the unlikely event of a default by Brighton, the Bank could acquire ownership of the shares of Class B Common Stock, which would automatically convert to 1,200,000 shares of Class A Common Stock. In that event, Brighton may no longer hold voting control of the Company. Mr. Mario J. Gabelli is the Chairman of the Board and Chief
     Executive Officer of Interactive. Mr. Gabelli may be deemed to be a beneficial owner of 155,900 shares of Class A Common Stock and all of the Class B Common Stock owned by Brighton (shown in the above table) by virtue of his and certain affiliated parties' beneficial ownership of 23.1% of the shares of Common Stock of Interactive. Mr. Gabelli, however, specifically disclaims beneficial ownership of all shares of the Class A Common Stock and Class B Common Stock of the Company held by Brighton.

(5) Includes (a) 23,250 shares held of record by John L. Keeley, Jr., individually, (b) 49,600 shares held of record by Keeley Asset Management Corp., (c) 9,500 shares held by Kamco Performance Limited Partnership, (d) 11,000 shares held of record by Kamco Limited Partnership No. 1 and (e) 2,200 shares held by the John L. Keeley, Jr. Foundation. This information is as of the latest Schedule 13D filed by Mr. Keeley.


                       PROPOSAL I -- ELECTION OF DIRECTORS

     The Company's By-Laws, as amended, provide that a plurality of the votes cast at the Annual Meeting of Stockholders shall elect a Board of Directors. Directors are elected for one-year terms and serve until the next annual meeting of stockholders and until their successors are elected or until their death, resignation or removal. The Board of Directors' Nominating Committee has recommended to the Board of Directors that Charles C. Baum, Bradley J. Bell, Richard B. Black, Anthony T. Castor III, Richard L. Haydon and Robert S. Prather, Jr. be nominated for election to the Board of Directors and that Mr. Prather be nominated for election by the holders of Class A Common Stock voting separately as a class.

     Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

     The following table sets forth certain information regarding each nominee for election as a director including the number and percent of shares of Class A Common Stock beneficially owned by such persons as of March 1, 2000. No nominee for director is related to any other nominee for director or executive officer of the Company by blood, marriage, or adoption, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The table also sets forth the number of shares of Company Class A Common Stock beneficially owned as of March 1, 2000 by each executive officer of the Company and by all directors and executive officers of the Company as a group.

                                                 Director of                    Class A
                                                  Company                   Common Stock (1)          Percentage
Name and Title                                     Since                   Beneficially Owned            of Class
--------------                                     -----                   ------------------            --------
Director Nominees:
For Election By Holders of
Class A and Class B Common Stock:

Charles C. Baum                                    1992                          188,278 (2)                 14.8%
   Chairman of the Board
Bradley J. Bell                                    1993                           10,000 (3)                     *
   Director
Richard B. Black                                   1993                            8,000 (3)                     *
   Director
Anthony T. Castor III                              2000                              ---                         *
   Director, President and
   Chief Executive Officer
Richard L. Haydon                                  1999                            8,000 (3)                     *
   Director

For Election By Holders
of Class A Common Stock:

Robert S. Prather, Jr.                             1997                            8,000 (3)                     *
   Director
Other Executive Officers:
Edward Charleston                                                                 11,650 (4)                     *
   Former President and Chief Executive
   Officer of Morgan Drive Away, Inc.
Dennis R. Duerksen                                                                 2,500 (5)                     *
   Chief Financial Officer
   and Treasurer
Paul D. Borghesani                                                                11,241 (6)                     *
   Vice President and
   General Counsel
All directors and executive officers
   as a group (9 persons)                                                        247,669                     19.8%
--------------

Footnotes on following page

* Indicates less than 1% of Common Stock beneficially owned.

(1) Based upon information furnished by the respective directors, director nominees and executive officers. Under applicable regulations, shares are deemed to be beneficially owned by a person if he directly or indirectly has or shares the power to vote or dispose of the shares and if he has the right to acquire such power with respect to shares within 60 days. Accordingly, shares subject to options are only included if exercisable within 60 days. Includes shares beneficially owned by members of the immediate families of the director nominees or executive officers residing in their homes.

(2) Includes 8,000 shares held of record by Mr. Baum's children, 3,506 shares held in the Company's 401(k) Plan, 3,500 shares held of record by the Baum Foundation, and currently exercisable options to acquire 25,000 shares. An additional 118,518 shares of Class A Common Stock are held by United Holdings Co., Inc. of which Mr. Baum is a director, executive officer and minority shareholder. See "Voting Securities and Principal Holders Thereof" above.

(3)  Includes currently exercisable options to acquire 8,000 shares.

(4)  Includes currently exercisable options to acquire 11,250 shares.

(5)  Includes currently exercisable options to acquire 2,500 shares.

(6) Includes currently exercisable options to acquire 10,000 shares and 741 shares under the Company's 401(k) Plan.

     The business experience of each director and director nominee, along with that of certain other officers, is set forth below.

     Mr. Baum (age 58) serves as Chairman of the Board of the Company. From 1992 until January, 2000, Mr. Baum was the Company's Chief Executive Officer. Mr. Baum has also been Chief Financial Officer, Treasurer and Secretary of United Holdings Co., Inc. and its predecessors and affiliates since 1973. United Holdings Co., Inc. was involved in the metal business until 1990 when it shifted its focus to become a firm which invests in real estate and securities. Mr. Baum is also a director of United Holdings Co., Inc., Gabelli Asset Management, Inc. (a registered investment adviser under the Investment Advisers Act of 1940, as amended), Shapiro Robinson & Associates (a firm which represents professional athletes), and Municipal Mortgage and Equity Co. (a company engaged in the business of mortgage financing).

     Mr. Bell (age 47) became a director of the Company in 1993. He has served as the Senior Vice President and Chief Financial Officer of Rohm and Haas Company, a chemical company, since 1997. Mr. Bell served as the Vice President and Treasurer of Whirlpool Corporation, a manufacturer and marketer of major appliances, from 1987 to 1997.

     Mr. Black (age 66) joined the Company's Board of Directors in 1993. Mr. Black is Vice Chairman and has been a director of Oak Technology, Inc., a worldwide semiconductor supplier for the personal computer and consumer electronics industries, since 1988. He was President of Oak Technology, Inc. from January 1988 to March 1999. Mr. Black has been Chairman and a director of ECRM, Incorporated, a producer of electronic publishing equipment, since 1983. He is also a director of GSI Lumonics, Inc., a manufacturer of laser-based positioning systems, testing equipment, and medical imaging systems, Oak Technology, Inc., Gabelli Group Capital Partners, Inc., Altigen Communications, Inc., an Internet-ready telephone systems company, and Servador, Inc., an e-commerce printing company.

     Mr. Castor (age 48) joined the Company as President and Chief Executive Officer in January, 2000. He was appointed to the Company's Board of Directors in March, 2000. Prior to joining the Company, Mr. Castor was the President and Chief Executive Officer of Precision Industrial Corporation from 1997 to 1999 and of Hayward Industries, Inc. from 1993 to 1997. Mr. Castor is a director of Super Vision International, Inc.

     Mr. Haydon (age 53) became a director of the Company in 1999. He is the Managing Partner of Strategic Restructuring Partnerships where he has been a General Partner since 1990.

     Mr. Prather (age 55 ) has been a director of the Company since 1997. He has served as the President and Chief Executive Officer of Bull Run Corporation, an investment holding company, since 1992 and as Executive Vice President of Gray Communications Systems, Inc., a media and communications company, since 1996. Mr. Prather is also a director of Bull Run Corporation and Gray Communications Systems, Inc.

     Mr. Charleston (age 53) is the former President and Chief Executive Officer of the Company's primary operating subsidiary, Morgan Drive Away, Inc. ("Morgan Drive Away") having resigned effective April 17, 2000. Prior to becoming President and Chief Executive Officer he had been with Morgan Drive Away for more than the past five years serving as President of the Manufactured Housing Group of Morgan Drive Away and Senior Vice President prior to that.

     Mr. Borghesani (age 61) has been Vice President and Special Counsel of Morgan Drive Away since 1996. He served as Vice President of the Company and its predecessors from 1988 to 1996. Mr. Borghesani has also been Counsel to Baker & Daniels, a private law firm, since 1996. From 1980 to 1983, Mr. Borghesani was in private practice as an attorney specializing in transportation law and related matters. From 1968 to 1980, Mr. Borghesani served in various management capacities for Morgan Drive Away.

     Mr. Duerksen (age 59) was named Treasurer, Vice President and Chief Financial Officer of the Company and Treasurer, Senior Vice President and Chief Financial Officer of Morgan Drive Away in December, 1997. Prior to joining the Company, Mr. Duerksen was Manager -- Financial Systems and Reporting of CTS Corporation, a manufacturer of electronic components, from February 1996 to October 1997. He served as Financial Controller of CTS Corporation's subsidiary, CTS Singapore PTE, Ltd., from August, 1994 to February, 1996, and was a self-employed financial consultant from February 1994 to August 1994. Mr. Duerksen was Manager -- Corporate Accounting and Accounting Services for J & L Specialty Steel from January, 1993 to February, 1994.

     The Directors, except for Mr. Prather, shall be elected upon receipt of a plurality of all votes cast by holders of Class A Common Stock and Class B Common Stock at the Annual Meeting of Stockholders. Mr. Prather shall be elected upon receipt of a plurality of votes cast by holders of Class A Common Stock at the Annual Meeting of Stockholders.

Meetings and Committees of the Board of Directors

     During the fiscal year ended December 31, 1999, the Board of Directors of the Company met six times in addition to taking a number of actions by unanimous written consent. During fiscal 1999, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

     The Company's Nominating Committee, which is responsible for recommending nominees for election to the Company's Board of Directors, is made up of Mr. Baum and Mr. Haydon. The committee met twice during the year ended December 31, 1999. The Nominating Committee will consider a candidate for director proposed by a shareholder. Such candidate must be highly qualified and be both willing and interested in serving on the Board of Directors. A shareholder wishing to propose a candidate for the Nominating Committee's consideration should forward the candidate's name and information about the candidate's qualifications to the Company's Secretary.

     The Company's Audit Committee is responsible for recommending the appointment of the Company's independent accountants and meeting with the independent accountants to outline the scope and review the results of the annual audit. The current members of this committee are Mr. Bell, Mr. Black and Mr. Haydon, with Mr. Bell serving as chairman. The Committee held two meetings during the year ended December 31, 1999.

     The Compensation Committee of the Board of Directors is comprised of Mr. Black, as Chairman, Mr. Bell and Mr. Prather. The Committee recommends employee compensation, benefits and personnel policies to the Board of Directors and establishes for Board approval salary and cash bonuses for senior officers. The committee met three times during the year ended December 31, 1999.

Management Remuneration

     Report of the Compensation Committee

      The objectives of the Compensation Committee with respect to executive compensation are the following:

     (1) provide compensation opportunities generally competitive with those offered by other similarly situated companies to ensure the Company's ability to attract and retain talented executives who are essential to the Company's long-term success;

     (2) reward   executive   officers  based  upon  their  ability  to  achieve
         short-term and long-term strategic goals and objectives and to enhance stockholder value; and

     (3) align the interests of the executive officers with the long-term interests of stockholders by granting stock options which will become more valuable to the executives as the value of the Company's shares increases.

     At present, the Company's executive compensation program is comprised principally of base salary and long-term incentive opportunities provided in the form of stock options. Stock options have a direct relation to long-term enhancement of stockholder value. In years in which the Company's performance goals are met or exceeded, executive compensation should tend to be higher than in years in which performance is below expectations.

     Mr. Castor. Mr. Castor has a written employment agreement with the Company. Pursuant to the agreement, Mr. Castor's annual base salary is $250,000, subject to increases to reflect inflation and performance as reasonably determined by the Board of Directors. In addition, Mr. Castor is eligible to receive an annual bonus of 50% of his base salary if the Company meets the corporate goals and objectives jointly determined by Mr. Castor and the Board of Directors. The Company also provides Mr. Castor with split-dollar life insurance and a company car. Mr. Castor's employment agreement contains a covenant not to compete with the Company upon his termination for a period of 18 months.

     In the event that Mr. Castor is terminated without cause, he is entitled to a payment of (a) one times his base salary plus bonus if terminated in the first year, (b) one and a half times his base salary plus bonus if terminated in the second year, or (c) two times his base salary and bonus if terminated after two years. In addition, Mr Castor may continue to participate in medical and other insurance plans and the Company split dollar life insurance policy for a period of up to two years. In the event of termination due to a change of control, Mr. Castor will receive, instead of the payments described above, a payment equal to the greater of two times his base salary plus 50% of such base salary or his base salary plus bonus for the prior calendar year.

     Mr. Baum. Mr. Baum does not have an employment agreement with the Company. His annual salary beginning in 1999 was $123,500. Mr. Baum's salary was determined by the Compensation Committee after negotiation with Mr. Baum in consideration of Mr. Baum's knowledge and experience and the level of time (though less than full time) Mr. Baum expends giving attention to the Company's affairs.

     Mr. Charleston. Mr. Charleston did not have an employment agreement with the Company. His annual base salary for 1999 was 155,000.

     Mr. Duerksen. Mr. Duerksen does not have an employment agreement with the Company. His annual base salary for 1999 was 115,000.

     Mr. Borghesani. Mr. Borghesani and Morgan Drive Away entered into a consulting agreement effective April 1, 1996, which replaced Mr. Borghesani's former employment agreement. Under such agreement, Mr. Borghesani will remain available to the Company on a substantially continuous basis (though less than full time) for basic compensation of $100,000 per year. If his employment is terminated other than for just cause (as defined in the employment agreement) he is entitled to a three-month severance benefit of $8,333 per month. During such period, Mr. Borghesani remains eligible to participate in benefit plans and programs available to Morgan Drive Away's executive officers.

     Mr. Castor's employment agreement was approved by the Board of Directors. The base salary of Mr. Baum was approved by the Compensation Committee. The base salaries of the other executive officers are based on the recommendations of the Chief Executive Officer, taking into account personal performance and experience.

     Castor Stock Option Plan and Agreement. Upon joining the Company in January, 2000, Mr. Castor entered into a special stock option plan and agreement with the Company pursuant to which Mr. Castor was granted the option to purchase 120,000 shares of Class A Common Stock in three separate installments. The first installment is for 40,000 shares at an exercise price of $5.625, exercisable 6 months from the date of the agreement. The second installment is for 40,000 shares at an exercise price of $7.625, exercisable18 months after the date of the agreement. The third installment is for 40,000 shares at an exercise price of $9.625, exercisable 30 months after the date of the agreement. The options granted under this stock option plan and agreement are not granted pursuant to The Morgan Group, Inc. Incentive Stock Option Plan described below, but they are subject to the same general terms and conditions.

     Stock Options. The Morgan Group, Inc. Incentive Stock Plan ("Stock Plan") is the Company's principal long-term incentive plan for directors, executive officers and other key employees. The objectives of the Stock Plan are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executive officers and other key employees to develop and maintain a significant long-term ownership position in the Company's Class A Common Stock. The Stock Plan authorizes the Compensation Committee to award executive officers and other key employees stock options, shares of restricted stock or certain cash awards. See "-- Incentive Stock Plan" below.

     The Stock Plan was approved by the stockholders of the Company in June 1993. A total of 200,000 shares have been reserved for issuance under the Plan, of which options for 180,895 shares were outstanding at December 31, 1999. Options for 62,500 shares of Class A Common Stock under the Stock Plan have been granted to the named executive officers as follows: 25,000 to Mr. Baum, 22,500 to Mr. Charleston, 10,000 to Mr. Borghesani and 5,000 to Mr. Duerksen. Mr. Baum already had a significant equity interest in the Company in addition to these option grants. Such grants were deemed appropriate to reward Mr. Baum for past performance, especially for successful completion of the initial public offering, and to enhance his equity incentive. Mr. Baum's options are nonqualified stock options with an exercise price of $8.75 per share and are fully exercisable. Stock options are generally granted with exercise prices at the prevailing market price and will only have a value to the executives if the stock price increases.

     The Compensation Committee believes that the option plan helps to link executive compensation to corporate performance. This should result in better alignment of compensation with corporate goals and the interests of the Company's stockholders. As performance goals are met or exceeded, most probably resulting in increased value to stockholders, executives are appropriately rewarded. The Compensation Committee believes that compensation levels during fiscal 1999 for executive officers adequately reflect the Company's compensation goals and policies.

                                  Compensation
                                Committee Members

                                Mr. Black, Chairman
                                Mr. Bell
                                Mr. Prather

     Remuneration of Named Executive Officers. The following table sets forth, for each of the Company's last three fiscal years, information with respect to the Chief Executive Officer and each of the executive officers of the Company whose aggregate salary and bonus paid for fiscal 1999 exceeded $100,000 and includes information with respect to Edward Charleston, former President and Chief Executive Officer of Morgan Drive Away, who resigned April 17, 2000.

                           Summary Compensation Table

                                                       Annual Compensation                            Long Term
                                                                              Other                 Compensation
                                                                             Annual                    Awards
Name and Principal Position       Year        Salary        Bonus       Compensation (1)         (options/warrants)
------------------------------------------------------------------------------------------------------------------

Charles C. Baum                   1999       $117,895     $  ---       $      ---                         ---
     Chairman                     1998        118,308        ---              ---                         ---
                                  1997        113,500        ---              ---                         ---
Edward Charleston                 1999        149,568        ---              ---                         ---
     Former President and Chief   1998        146,058        ---              ---                         ---
     Executive Officer of Morgan  1997        144,896        ---              ---                         ---
     Drive Away
Dennis Duerksen                   1999        117,918        ---              ---                         ---
     Treasurer, Vice President    1998        109,038        ---              ---                         ---
     and Chief Financial Officer  1997         18,981 (2)    ---              ---                       5,000

Paul D. Borghesani                1999         94,948        ---           15,255 (3)                     ---
     Vice President of            1998         98,000        ---              ---                         ---
     Morgan Drive Away            1997         99,731        ---              ---                         ---
---------------

(1) Executive officers receive an automobile allowance and payment of premiums for health, life, disability and excess life insurance. Pursuant to applicable regulations, the value of Other Annual Compensation is not reflected unless the aggregate amount of such compensation exceeds 10% of the annual salary and bonus paid to the executive officer.

(2)  Mr. Duerksen joined the Company in December of 1997.

(3) Consists of automobile allowance ($3,212), excess life insurance premiums ($1,236), health, life and disability insurance premiums ($10,607), and matching 401(k) Plan contribution ($200).

     Incentive Stock Plan

     The purpose of the Stock Plan is to provide to certain directors, officers (including officers who are members of the Board of Directors) and other key employees of the Company who are materially responsible for the management or operations of the Company and have provided valuable services to the Company a favorable opportunity to acquire Class A Common Stock of the Company, thereby providing them with an increased incentive to work for the success of the Company and better enabling the Company to attract and retain capable directors and executive personnel. No options were granted under the Stock Plan to named executive officers in 1999.

     The following table includes the number of shares covered by both exercisable and unexercisable stock options or warrants held by the named executive officers as of December 31, 1999. Also reported are the values for "in-the-money" options (options whose exercise prices are lower than the market value of the shares at fiscal year end) which represent the spread between the exercise price of any such existing stock options and the fiscal year-end market price of such stock.

                                                              Number of                          Value of
                            Shares                       Unexercised Options               In-the-Money Options
                          Acquired On     Value          at Fiscal Year End          at Fiscal Year End(1)
   Name                  Exercise (#) Realized ($)     Exercisable   Unexercisable      Exercisable   Unexercisable
   ----------------------------------------------------------------------------------------------------------------
Charles C. Baum              - 0 -        $0.00            25,000          ---           $   ---  (2)    $   ---  (2)
Edward Charleston            - 0 -        $0.00            11,250       11,250           $   ---  (2)    $   ---  (2)
Paul D. Borghesani           - 0 -        $0.00            10,000          ---           $   ---  (2)    $   ---  (2)
Dennis Duerksen              - 0 -        $0.00             2,500        2,500           $   ---  (2)    $   ---  (2)


(1) Based on market value of the Class A Common Stock of $5.75 per share at December 31, 1999.

(2) Since the fair market value of the shares subject to the options was below the exercise price of the options at fiscal year end, such options were not "in-the-money."

     Defined Benefit Plans

     401(k) Plan. The Company adopted The Morgan Group, Inc. Deferred Compensation 401(k) Plan (the "401(k) Plan") effective June 1, 1993. All employees of the Company and its subsidiaries are eligible to participate in the 401(k) Plan after having satisfied eligibility requirements including age, employment term and hours of service, as specified in the 401(k) Plan. Employees began participating in the 401(k) Plan in January, 1994.

     The 401(k) Plan permits employees to make contributions by deferring a portion of their compensation. Participating employees also share in contributions made by their respective employers. The annual employer contribution to each participant's account is equal to 25% of the first $800 of the participant's contribution, provided the employer has net income or retained earnings. The Company has discretion to, and may consider, increasing the annual matching contribution in the future. A participant's interest in both employee and employer matching contributions and earnings thereon are fully vested at all times. The Company also has discretion to make profit-sharing contributions to the 401(k) Plan which would vest over six years.

     Employee and employer contributions may be invested in the Company's Class A Common Stock or in one or more guaranteed income or equity funds or insurance contracts offered under the Plan from time to time. Except in certain cases of financial hardship, a participant (or his or her beneficiary) receives distributions from the 401(k) Plan only at retirement, termination of employment, total permanent disability, death, or termination of the 401(k) Plan. At that time, the value of the participant's interest in the 401(k) Plan is distributed to the participant (or his or her beneficiary). The Company offers no other post-termination benefit plans.

     Other Benefits

     The Company pays annual premiums for health, life and disability insurance for executive officers.

     Compensation of Directors

     Directors of the Company who are salaried employees of the Company do not receive any additional compensation for serving as directors. Non-employee directors of the Company receive $1,000 per year for serving on the Board of Directors and $1,000 for each Board of Directors meeting attended. In addition, the Chairmen of the Compensation, Audit and Nominating Committees each receive $5,000 annually.

     The Stock Plan contains a formula providing for the grant of non-qualified options to each non-employee director. Under this formula, Mr. Bell and Mr. Black were each granted options for 4,000 shares effective July 29, 1993 at an exercise price equal to the initial public offering price of $9.00 per share and they were also each granted options for 4,000 shares, effective May 4, 1994, at an exercise price equal to $6.80 per share upon their re-election to the Board of Directors at the 1994 annual meeting of stockholders. Non-employee directors first elected to the Board of Directors after the 1997 annual meeting of stockholders may be granted options to purchase up to 8,000 shares of Class A Common Stock at an exercise price of not less than 80% of the fair market value of Class A Common Stock on the date of grant, if and to the extent determined by the Board of Directors. All options presently granted have terms of 10 years and one day and are exercisable 6 months after grant. To date, options that have not expired for 41,000 shares have been granted to non-employee directors as a group under these provisions.

    Performance Graph

     The graph shows the performance of the Company's Class A Common Stock since December 31, 1994, in comparison to the American Stock Exchange Market Value Index and a customer selected peer group.(1) The Class A Common Stock was listed on The American Stock Exchange effective February 9, 1995.

                                [Graph Omitted]


                       1994   1995      1996      1997      1998      1999
                       ----   ----      ----      ----      ----      ----
Morgan Group           100   118.66    107.05    133.56    107.19     84.44
Peer Group             100   137.23    125.54    173.03    172.25     116.6
AMEX Market Index      100   128.9     136.01    163.66    161.44     201.27

(1) The peer group is composed of Clayton Homes, Inc., Fleetwood Enterprises, Inc., JB Hunt Transport Services, Inc., Kevco, Inc., Landstar System, Inc., Patrick Industries, Inc. and Skyline Corporation. The Company arranges for delivery for the manufactured housing, commercial and recreational vehicle industries as well as provides financial and insurance services. Accordingly, the peer group includes manufactured housing and recreational vehicle manufacturers and companies who arrange for delivery services and provide financial and insurance services.

Certain Transactions with Related Persons

     The Company was formed by Lynch in 1988 to acquire the shares of Morgan Drive Away. Lynch is a diversified company listed on the American Stock Exchange.

     On September 1, 1999, Lynch transferred all of its shares of the Company to Brighton, a wholly-owned subsidiary of Interactive. Effective September 1, 1999, all of the stock of Interactive was transferred to the shareholders of Lynch. As a result of these transactions Brighton currently owns all 1,200,000 shares of Class B Common Stock and 155,900 shares of Class A Common Stock. These shares represent 70.1% of the aggregate voting control of the Company. By virtue of its relationship with Brighton and Interactive, the Company receives certain benefits and services from Interactive such as directors and officers insurance, placement, strategic consultation from time to time and similar items. The Board of Directors has approved a services agreement providing for the payment of reasonable compensation to Interactive for these benefits and services. Such payments in 1999 were $116,000.

                              INDEPENDENT AUDITORS

     Representatives of Ernst & Young, the Company's auditors since 1997, are expected to be available at the Annual Meeting with the opportunity to make a statement if they desire to do so and to answer appropriate questions. The Board of Directors of the Company has not yet completed the process of selecting a principal auditor for 2000.

                   FILINGS UNDER SECTION 16(a) OF THE 1934 ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's officers and directors and persons who own more than 10% of the Company's Class A Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended December 31, 1999, all filing requirements applicable to its officers, directors and greater than 10% stockholders with respect to Section 16(a) of the 1934 Act were complied with.

                        VOTE REQUIRED TO APPROVE MATTERS

     A quorum for the meeting requires a presence in person or by proxy of holders of a majority of the outstanding shares of the Common Stock of the Company. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector(s) of election appointed for that meeting.

     The Company's By-Laws, as amended, provide that a plurality of the votes cast at the Annual Meeting of Stockholders shall elect a Board of Directors. The directors, except for Mr. Prather, shall be elected upon receipt of a plurality of all votes cast by the holders of Class A Common Stock and Class B Common
Stock voting together as a single class. Mr. Prather shall be elected upon receipt of a plurality of all votes cast by holders of Class A Common Stock.

     Other actions are authorized by the affirmative vote of a majority of the holders of Class A Common Stock and Class B Common Stock voting together as a single class.

     Abstentions, broker non-votes (i.e., where brokers or nominees indicate they have not received instructions from the beneficial owner or other person entitled to vote shares with respect to a particular matter) and votes withheld will be included in the calculation of the presence of a quorum. Abstentions and broker non-votes are not counted for purposes of the election of directors or for purposes of approving other actions.

                              STOCKHOLDER PROPOSALS

     Any proposal that a stockholder wishes to have presented at the next Annual Meeting of the Stockholders to be held in May 1999 must be received at the main office of the Company for inclusion in the proxy statement no later than 120 days in advance of April 28, 2001 and must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act. Any such proposal should be sent to the attention of the Secretary of the Company at 2746 Old U.S. 20 West, Elkhart, Indiana 46514-1168.

     In addition, if a shareholder intends to present a proposal at the next annual meeting of stockholders without including the proposal in the proxy materials for that meeting, and if the proposal is not received by the Company by March 14, 2001, then the proxies designated by the Board of Directors for that meeting may vote in their discretion on any proposal any shares for which they have been appointed proxies without mention of such matter in the Company's proxy statement or on the proxy card for that meeting.

                                  OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than those matters described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The solicitation of proxies is made on behalf of the Board of Directors of the Company, and the cost thereof will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Class A Common Stock. In addition to solicitation by mail, directors, officers, and employees of the Company may solicit proxies personally or by telephone without additional compensation.

     Each stockholder is urged to complete, date and sign the proxy and return it promptly in the enclosed return envelope.

     Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than the Company, the Company relies upon information furnished by others for the accuracy and completeness thereof.



                                          By Order of the Board of Directors


                                          /s/ Charles C. Baum
                                          Charles C. Baum, Chairman of the Board
April 28, 2000

                             THE MORGAN GROUP, INC.

Proxy for Annual Meeting of Shareholders to be held June 14, 2000

The undersigned hereby appoints Charles C. Baum or Dennis Duerksen, such as the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of The Morgan Group, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held June 14, 2000, or at any adjournment thereof, as follows:

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

1.  ELECTION OF DIRECTORS   For all nominees listed     Withhold Authority
                            at right except as marked   to vote for all nominees
                            to the contrary below       listed at right
                                     [ ]                        [ ]

     (INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee on the space provided below)

(a)  ELECTION OF FIVE DIRECTORS BY ALL STOCKHOLDERS

     Nominees:
         Charles Baum
         Anthony T. Castor, III
         Bradley Bolt
         Richard B. Black
         Richard L. Haydon

(b) ELECTION OF DIRECTOR BY HOLDERS OF CLASS A COMMON STOCK

    Nominees:
         Robert Prather, Jr.

2. The proxies are authorized to vote in their discretion on any other matters which may properly come before the Annual Meeting to the extent set forth in the proxy statement.

This proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this Proxy will be voted FOR the election of all director nominees listed herein.

Your vote is important. If you do not expect to attend the Annual Meeting, or if you do plan to attend but wish to vote by proxy, please date, sign and mail this proxy. A return envelope is provided for this purpose.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

(Signature)_________________ (Signature)_______________________ Date______, 2000
                                      Signature (if Jointly Owned)

NOTE: Please date this proxy. Please sign exactly as your name appears on the accompanying materials. If shares are held jointly, both joint owners should sign. If signing as attorney, executor, administrator, guardian or in any other representative capacity, please give your full title as such.